Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254525
PROSPECTUS SUPPLEMENT
(To prospectus dated March 31, 2021)
Up to $40,000,000 of Common Shares

Borr Drilling Limited
We have entered into an equity distribution agreement with Clarksons Platou Securities, Inc., as our sales agent, under which we may offer and sell from time to time our common shares, par value $0.05 per share, or common shares, having an aggregate offering price of up to $40,000,000. The sales agent may act as an agent on our behalf or purchase our common shares as a principal. Under the terms of the equity distribution agreement, if we sell shares to the sales agent as a principal, we will enter into a separate terms agreement with the sales agent.
Our common shares are listed on the New York Stock Exchange, or the NYSE, and on the Oslo Børs under the ticker symbol “BORR”. On July 2, 2021, the last reported sale price of our common shares on the NYSE was $0.81 per share.
We are an “emerging growth company” and have been since our initial listing on the NYSE in July 2019, as that term is defined in the Jumpstart Our Business Startups Act of 2012 and as such, are eligible for reduced public company reporting requirements.
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices or in block transactions or as otherwise agreed between the Company and the Agent. The common shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The sales agent will make all sales using reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. The sales agent is not required to sell any specific number or dollar amount of our common shares, but subject to the terms and conditions of the equity distribution agreement, has agreed to use its reasonable efforts consistent with its normal trading and sales practices to sell our common shares up to the amount specified. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Pursuant to the terms of the equity distribution agreement, the sales agent will be entitled to compensation of up to 2% of the gross offering proceeds of all our common shares sold through it as sales agent pursuant to the equity distribution agreement. We may also sell our common shares directly to the sales agent, acting as principal, at prices agreed upon at the time of sale. In connection with the sale of our common shares on our behalf, the sales agent may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.
Investing in our common shares involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement and beginning on page 7 of the accompanying prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Clarksons Platou Securities
Prospectus Supplement, dated July 6, 2021

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell our common shares having an aggregate gross sales price of up to $40,000,000.
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the common shares offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part, the accompanying prospectus, gives more general information about us, some of which may not apply to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer to the “prospectus,” we are referring to both parts combined and when we refer to the accompanying prospectus we are referring to the base prospectus.
If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, the information contained in the most recently dated document shall prevail. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in our common shares.
Neither we nor the sales agent have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell or solicitation of an offer to buy the common shares in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our common shares offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, include forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions.. These forward-looking statements include statements about plans, objectives, goals, strategies, future events or performance outlook, prospects, and trends, including contract backlog, expected contracting and operation of our jack-up rigs, drilling contracts and contract terms including expected commencement date and duration and potential extension of contracts, expectations with respect to contracting available rigs and new tenders, plans regarding rig deployment, expectation about converting letter of intents/letter of acceptance/letter of awards into contracts, statements with respect to newbuilds, including expected delivery dates, statements with respect to our joint venture entities, or JVs, including plans and strategy and expected payments from our JVs’ customers, our commitment to safety and the environment; statements as to industry trends, including activity levels in the jack-up rig and oil industry, day rates, demand for and expected utilization of rigs, expected recovery of demand and oil price trends, the impact of the COVID-19 outbreak, statements as to expected trends in the global fleet of shallow-water rigs, statements as to competitiveness of modern rigs, statements about our expected sources of liquidity and funding requirements, and statements in our Unaudited Interim Financial Report for the three months ended March 31, 2021 in the operation and financial review and prospects discussion therein and under the heading “—Going concern” in Note 1 of the Unaudited Condensed Consolidated Financial Statements” and in our Annual Report on Form 20-F for the year ended December 31, 2020 in the operation and financial review and prospects discussion therein and under the heading “—Going concern” in Note 1 of the Audited Consolidated Financial Statements. The forward-looking statements included in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. These assumptions are inherently subject to significant risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or which could be implied by these forward-looking statements include: risks relating to our industry and business and liquidity, the risk of delays in payments to our Mexican JVs and consequent payments to us, the risk that our customers do not comply with their contractual obligations, including payment or approval of invoices, risks relating to industry conditions and tendering activity, risks relating to our liquidity, risks that the expected liquidity improvements do not materialize and other risks relating to our liquidity requirements, risks relating to cash flows from operations, the risk that we may be unable to raise necessary funds through issuance of additional debt or equity or sales of assets, risks relating to our loan agreements, including the agreement we have reached with our secured lenders, and other debt instruments including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet our debt obligations and obligations under rig purchase contracts and our other obligations as they fall due, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern and other risks described in our most recent Annual Report on Form 20-F and other filings with the US Securities and Exchange Commission (SEC), future annual reports on Form 20-F and any other document that is, or may be, filed with the SEC that is incorporated by reference herein or in the accompanying prospectus. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements made in this prospectus supplement or the accompanying prospectus, or any information incorporated by reference herein or therein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included or incorporated by reference in this prospectus supplement should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect.

SUMMARY
This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, including our 2020 Form 20-F, including our financial statements, and the exhibits to the registration statements of which this prospectus supplement is a component, when determining whether an investment in our common shares is appropriate for you. Unless the context otherwise requires, the terms “Borr,” “Borr Drilling,” the “Company,” “we,” “us,” “our” and similar references in this prospectus refer to Borr Drilling Limited.
Borr Drilling Limited
Overview
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct drilling of oil and gas wells and workover operations for exploration and production customers. In connection with certain of our joint ventures, we also provide integrated well services.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our 2020 Form 20-F and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Documents Incorporated by Reference”. You are encouraged to thoroughly review the documents incorporated by reference as they contain important information concerning our business and our prospects.
Our Corporate Information
Borr Drilling Limited was incorporated by Taran Holdings Limited on August 8, 2016, pursuant to the Companies Act, as an exempted company limited by shares and registered in the Bermuda register of companies with the name “Magni Drilling Limited.” On December 16, 2016, we changed our name to Borr Drilling Limited. On December 19, 2016, our shares were introduced to the Norwegian OTC market and on August 30, 2017, our common shares were listed on the Oslo Børs under the symbol “BDRILL.” and on November 30, 2020 we changed our symbol to “BORR”. On July 31, 2019, our shares were listed on the New York Stock Exchange under the symbol “BORR.” Our principal executive offices are located at S. E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda and our telephone number is +1 (441) 737-0152. Our corporate website address is www.borrdrilling.com. Information contained on, or accessible through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
Recent Developments
Entry into Memorandum of Understanding (“MoU”) to streamline Mexico operations and improve liquidity
On June 15, 2021, the Company announced an update on its Mexico operations. Borr has five rigs working for joint ventures which are jointly-owned with Borr's Mexican partner providing integrated well services for Pemex. The services commenced in May 2019 and have provided Pemex with an incremental production of approximately 125,000 barrels of oil per day from 21 wells drilled so far. The integrated well services joint ventures have received a request for extension of this program, which in turn is expected to employ the five Borr Drilling rigs until the end of 2022.
In connection with this extension, we and our Mexican partner have entered into a MoU to make certain changes in the structures of the joint ventures, where our Mexican partner will buy our 49% stake of the integrated services joint ventures, Opex and Akal (the “IWS JVs”).

The MOU also contemplates that the Company will acquire an incremental 2% stake of the joint ventures performing drilling services (the “Drilling JVs”) from the Mexican partner, and therefore hold a 51% ownership position. The Drilling JVs will continue to earn day rates from its main customers Opex and Akal through regular drilling contracts. The Company expects to close the transaction within the third quarter of 2021.
Borr's Annual General Meeting of Shareholders held on June 24, 2021
On June 24, 2021, Borr held an annual general meeting at which shareholders approved among others things an increase in authorized capital by 70,000,000 shares, re-election of the board members and re-appointment of the auditor.

THE OFFERING
The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.
Issuer
Borr Drilling Limited, a Bermuda exempted company limited by shares.
Common shares offered by us
Common shares having an aggregate offering price of up to $40,000,000.
Common shares to be outstanding after this offering
Assuming a sales price of $0.81 per share (the last reported sales price per share of our common shares on July 2, 2021) we will have 322,909,616 common shares outstanding assuming all shares are sold in this offering. The actual number of shares issued and outstanding will vary depending on the price at which our common shares are sold in this offering. The number of common shares to be outstanding after this offering is based on 273,526,900 common shares as of March 31, 2021 and excludes the following as of that date: 1,160,000 shares issuable under share options and 11,007,442 shares issuable under our convertible bonds.
Manner of offering
“At-the-market” offering that may be made from time to time by us through or to the sales agent, acting as an agent on our behalf or as principal. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds for general corporate purposes, which may include, among other things, payments on our debt obligations which may include in the future payments to our creditors in return for potential concessions or extensions of current facilities, capital expenditures, including costs in connection with activations and re-activations of rigs being brought into operations, or funding of our working capital. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc. The transfer agent's address is 1155 Long Island Avenue Edgewood, NY 11717-8309 and its telephone number is 1-877-830-4936.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying prospectus and in the documents incorporated by reference herein (including under “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our common shares.
New York Stock Exchange Symbol
“BORR”

RISK FACTORS
Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form 20-F and the factors set out below and, if applicable, in any relevant free writing prospectus, before deciding to invest in our common shares.
SUMMARY OF KEY RISKS
Risk factors related to our industry
•	The jack-up drilling market historically has been highly cyclical and highly competitive, with periods of low demand and/or over-supply that could result in adverse effects on our business.
•	The offshore contract drilling industry is highly competitive, with periods of excess rig availability which reduce dayrates and could result in adverse effects on our business.
•	The success of our business largely depends on the level of activity in the oil and gas industry, which can be significantly affected by volatile oil and natural gas prices.
•	Down-cycles in the jack-up drilling industry and other factors may affect the market value of our jack-up rigs and the newbuild rigs we have agreed to purchase.
Risk factors related to our business
•	We may not be able to renew contracts which expire and our customers may seek to cancel or renegotiate their contracts, particularly in response to unfavorable industry conditions.
•	Our total contract backlog may not be realized.
•
Our joint ventures for integrated well services business in Mexico may not make a profit, and we may receive cash calls from our joint ventures in order to fund working capital or capital expenditure outlays.

•	We have a limited operating history and have experienced net losses since inception.
•	We rely on a limited number of customers, and we are exposed to the risk of default or material non-performance by customers.
•
In connection with the audits of our consolidated financial statements, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

•	We are reliant on positive cash flow generation from our joint ventures, and we may not receive funds in a timely manner.
•	Our drilling contracts contain fixed terms and dayrates, and consequently we may not fully recoup our costs in the event of a rise in expenses, including operating and maintenance costs.
•
Prevailing market conditions, including the supply of jack-up rigs worldwide, may affect our ability to obtain favorable contracts for our newbuild jack-up rigs or our jack-up rigs that do not have contracts.

•	Outbreaks of epidemic and pandemic diseases, such as the COVID-19 outbreak, and governmental responses thereto have and could further adversely affect our business.
•
If we are unable to attract and retain highly skilled personnel who are qualified and able to work in the locations in which we operate it could adversely affect our operations. Our information technology systems are subject to cybersecurity risks and threats.

•
We have suffered, and may suffer in the future, losses through our investments in other companies in the offshore drilling and oilfield services industry, including debt and other securities issued by such companies.

•	The limited availability of qualified personnel in the locations in which we operate may result in higher operating costs as the offshore drilling industry recovers.
Risk factors related to our financing arrangements
•	Future cash flows may be insufficient to meet obligations under the terms of our financing arrangements.
•	Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.
•
As a result of our significant cash flow needs, we may be required to raise funds through the issuance of additional debt or equity, and in the event of lost market access, may not be successful in doing so.

•	The covenants in certain of our financing arrangements impose operating and financial restrictions on us.
•
Our financing arrangements allow our secured creditors, under certain conditions, to purchase our rigs at or near the outstanding balance of debt, or to cancel planned newbuilding contracts thereby reducing our premium fleet.

•	We face risks in connection with delivery financing arrangements in place with Keppel
•	Our financing arrangements are not necessarily reflective of those that may be in place from time to time.
•	Interest rate fluctuations could affect our earnings and cash flow.
Risk factors related to applicable laws and regulations
•	Compliance with, and breach of, the complex laws and regulations governing international drilling activity and trade could be costly, expose us to liability and adversely affect our operations.
•	Local content requirements may increase the cost of, or restrict our ability to, obtain needed supplies or hire experienced personnel, or may otherwise affect our operations.
•	We are subject to complex environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.
•	Climate change and the regulation of greenhouse gases could have a negative impact on our business.
•	Future government regulations may adversely affect the offshore drilling industry.
•	A change in tax laws in any country in which we operate could result in higher tax expense.
Risks Related to This Offering and Ownership of Our Common Shares
The price of our common shares may fluctuate widely in the future, and you could lose all or part of your investment.
The market price of our common shares has fluctuated widely and may continue to do so as a result of many factors, such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, and economic trends. The following is a non-exhaustive list of factors that could affect our share price:
•	our operating and financial performance;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors;
•	our failure to meet revenue or earnings estimates by research analysts or other investors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;
•	the failure of research analysts to cover our common shares;
•	sales of our common shares by us or shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	general market conditions, including fluctuations in oil and gas prices;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described in the section “Risk Factors” in our 2020 Form 20-F and future annual reports on Form 20-F and Form 6-Ks that we incorporate by reference herein.
In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common shares.
If we do not comply with the continued listing requirements of the New York Stock Exchange, our common shares may be subject to delisting from the New York Stock Exchange.
On two occasions in 2020, we received written notice from the New York Stock Exchange, or the “NYSE”, that we were not in compliance with the NYSE continued listing standard with respect to the minimum average share price required by the NYSE because the average closing price of our common shares had fallen below $1.00 per share over a period of 30 consecutive trading days. With respect to both notifications, we regained compliance with this NYSE listing standard as a result of our common shares trading above $1.00 average share price for the relevant 30 trading day period.
On June 4, 2021, we received a notice from the NYSE that we were not in compliance with the $1.00 per share minimum price requirement. We have 6 months from the date of the notice to regain compliance with this requirement.
If we fail to comply with the NYSE minimum price requirement or other NYSE rules, we would face delisting by the NYSE. A delisting of our common shares from the NYSE could negatively impact us by, among other things, reducing the liquidity and market price of our common shares, reducing the number of investors willing to hold or acquire our common shares and limiting our ability to issue securities or obtain financing in the future.
Future sales of our equity securities, or the perception that such sales may occur, could reduce our common share price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.
We have in 2020 and 2021 and may in the future sell additional equity securities, including additional common shares or convertible securities, in subsequent offerings. On June 5, 2020, we issued 46,153,846 new common shares at a subscription price of $0.65 per share. On September 30, 2020, we issued 51,886,793 new common shares at a subscription price of $0.53 per share. In January 2021, we issued 54,117,647 new common shares at a subscription price of $0.85 per share. We are offering up to $40 million of new common shares in this “at-the-market” offering. Any issuance of new equity securities, including the common shares offered by this prospectus supplement, could be at prices that are significantly lower than the purchase price of such shares by other investors, thereby resulting in dilution of our existing shareholders. In addition, we have in the past and may in the future make offers of our common shares on a private placement basis, so you may not be able to participate in certain future offerings of our common shares that could result in dilution of your ownership.
As of July 6, 2021, we had issued 274,436,351 common shares, and the Related Parties (as defined below) collectively owned 20,417,451 of our common shares or approximately 7.46% of our total outstanding shares. Such shares, as well as shares held by our employees and others are eligible for sale in the United States under Rule 144 under the Securities Act (“Rule 144”) and are generally freely tradable on the Oslo Børs.

Future issuances by us and sales of common shares by significant shareholders may have a negative impact on the market price of our common shares. In particular, sales of substantial amounts of our common shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common shares.
We depend on directors who are associated with affiliated companies, which may create conflicts of interest.
Our shareholders include Drew Holdings Limited and affiliates thereof, including Magni Partners (Bermuda) Limited (collectively, the “Related Parties”). We maintain commercial relationships with our Related Parties, including advisory arrangements that are currently in place and under which services continue to be provided to us. Certain of our Related Parties have, in the past, provided foundational loans to us. Furthermore, certain Related Parties are required to serve on our Board pursuant to covenants contained in certain of our financing arrangements.
The deputy chairman of our Board also serves as a director of one of our Related Parties. These dual positions may conflict with his duties as one of our directors regarding business dealings and other matters between each of the Related Parties and us. Our directors owe fiduciary duties to both us and each respective Related Party and may have conflicts of interest in matters involving or affecting us and our customers. The resolution of these conflicts may not always be in our or shareholders’ best interests.
Please see the section entitled “Item 7.B Related Party Transactions” of our 2020 Form 20-F for more information, including information on the commercial arrangements between us and the Related Parties.
If securities or industry analysts do not publish research reports or publish unfavorable research about our business, the price and trading volume of our common shares could decline.
The trading market for our common shares may depend in part on the research reports that securities or industry analysts publish about us or our business. We may never obtain significant research coverage by securities and industry analysts. If limited securities or industry analysts continue coverage of us, the trading price for our common shares and other securities would be negatively affected. In the event we obtain significant securities or industry analyst coverage, and one or more of the analysts who covers us downgrades our securities, the price of our common shares would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our common shares could decrease, which could cause the price of our common shares and other securities and their trading volume to decline.
We may not pay dividends in the future.
Under our bye-laws, any dividends declared will be in the sole discretion of our Board and will depend upon earnings, market prospects, current capital expenditure programs and investment opportunities, although the payment of dividends is restricted by the covenants in certain of our financing arrangements. Under Bermuda law, we may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due or (b) the realizable value of our assets would thereby be less than our liabilities. In addition, since we are a holding company with no material assets other than the shares of our subsidiaries through which we conduct our operations, our ability to pay dividends will depend on our subsidiaries distributing to us their earnings and cash flow and liquidity. Furthermore, we require the consent of our lenders under certain of our financing arrangements in order to pay dividends. We cannot predict when, or if, dividends will be paid in the future.
Because we are a non-U.S. corporation, you may not have the same rights that a shareholder in a U.S. corporation may have.
We are incorporated under the laws of Bermuda, and substantially all of our assets are located outside of the United States. In addition, our directors and officers generally are or will be nonresidents of the United States, and all or a substantial portion of the assets of these nonresidents are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process on these individuals in the United States or to enforce in the United States judgments obtained in U.S. courts against us or our directors and officers based on the civil liability provisions of applicable U.S. securities laws.
In addition, you should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. securities laws or (2) would enforce, in original actions, liabilities against us based on those laws.

U.S. tax authorities may treat us as a “passive foreign investment company” for U.S. federal income tax purposes, which may have adverse tax consequences for U.S. shareholders.
A non-U.S. corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for a taxable year if either (1) at least 75% of its gross income for such taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets during such year produce or are held for the production of those types of “passive income.” For purposes of these tests, a non-U.S. corporation is treated as holding directly and receiving directly its proportionate share of the assets and income of any other corporation in which it directly or indirectly owns at least 25% (by value) of such corporation’s stock. Also, for purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business but does not include income derived from the performance of services.
Based on the current and anticipated valuation of our assets, including goodwill, and composition of our income and assets, we do not believe we were a PFIC for the taxable year ended December 31, 2020 and we do not anticipate being a PFIC for the current taxable year or in the foreseeable future. We believe that we will not be treated as a PFIC for any relevant period because we believe that any income we receive from offshore drilling service contracts should be treated as “services income” rather than as passive income under the PFIC rules. In addition, the assets we own and utilize to generate this “services income” should not be considered to be passive assets. Given the lack of authority and highly factual nature of the analysis, no assurance can be given in this regard. Moreover, we have not sought, and we do not expect to seek, a ruling from the Internal Revenue Service (“IRS”) on this matter. As a result, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, the nature of our operations may change in the future in a manner that causes us to become a PFIC.
If we were treated as a PFIC for any taxable year during which a U.S. Holder held a common share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10.E Additional Information—Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations” of our 2020 Form 20-F for a more comprehensive discussion.
We have broad discretion in the use of our cash and cash equivalents, including the net proceeds from this offering, and may use them ineffectively, in ways with which you do not agree or in ways that do not increase the value of your investment.
Our management has broad discretion in the application of our cash and cash equivalents, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could have a negative impact on our business, cause the price of our common shares to decline and delay the development of our product candidates.
Our $100 million Senior Secured Credit Facilities Agreement dated as of June 25, 2019 and amended and restated as of July 7, 2020 between us, DNB Bank ASA, Danske Bank, Citibank N.A., Jersey Branch and Goldman Sachs Bank USA, among others, contains a provision which, from January 1, 2022, will require us to use the net proceeds from any equity offering for the repayment of that facility. Such prepayment would require us to obtain approvals or waivers under our other credit facilities. We expect to seek a waiver from this prepayment requirement. However, we cannot provide any assurance that our lenders would provide us a waiver.

USE OF PROCEEDS
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, payments on our debt obligations which may include in the future payments to our creditors in return for potential concessions or extensions of current facilities, capital expenditures, including costs in connection with activations and re-activations of rigs being brought into operations, or funding of our working capital. Subject to requirements under certain of our financing arrangements, we will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.
We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree. See “Risk factors–We have broad discretion in the use of our cash and cash equivalents, including the net proceeds from this offering, and may use them ineffectively, in ways with which you do not agree or in ways that do not increase the value of your investment.”

CAPITALIZATION
The table below sets forth our cash and capitalization as of March 31, 2021.
You should read the information in this “Capitalization” section in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Documents by Reference”.
(in millions)
Cash and Cash Equivalents
Cash and cash equivalents	$49.0
Current Liabilities
Trade accounts payable	$12.5
Accrued expenses	$52.9
Other current liabilities	$24.3
Non-Current Liabilities
Long-term debt (secured)	$1,560.6
Long-term debt (unsecured)	$347.7
Total long-term debt	$1,908.3
Other liabilities	$18.3
Long-term accrued interest	$57.2
Onerous contracts	$71.3
Shareholders’ Equity
Common shares (par value $0.05 per share: authorized 360,000,000(1) shares, issued 274,436,351 shares, outstanding 273,526,900 shares)	$13.8
Additional paid-in capital	$1,979.5
Treasury shares	$(15.8)
Accumulated deficit	$(949.6)
Total Equity	$1,027.9
Total Capitalization	$3,172.7
(1)	Reflects the increase in authorized capital approved at the Company's annual general meeting of shareholders held on June 24, 2021.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Clarksons Platou Securities Inc., or the “Agent,” under which we may offer and sell common shares having an aggregate offering price of up to $40,000,000 from time to time through the Agent, as our sales agent. We have filed the equity distribution agreement as an exhibit to a Report on Form 6-K, which is incorporated by reference in this prospectus supplement. Sales, if any, of common shares under the equity distribution agreement may be made by any method deemed to be an ''at the market offering” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices or in block transactions or as otherwise agreed between the Company and the Agent. The common shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. As sales agent, the Agent will not engage in any transactions that stabilize the price of our common shares.
Under the terms of the equity distribution agreement, we also may sell common shares to the Agent as principal for its own account at a price agreed upon at the time of sale. If we sell our common shares to the Agent as principal, we will enter into a separate agreement with the Agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
We will designate the maximum amount of common shares to be sold through the Agent on a daily basis or otherwise as we and the Agent agree and the minimum price per share at which such common shares may be sold. Subject to the terms and conditions of the equity distribution agreement, the Agent will use its reasonable efforts to sell on our behalf all of the designated common shares. We may instruct the Agent not to sell any common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of common shares at any time and from time to time by notifying the other party.
The Agent will provide to us written confirmation following the close of trading on the New York Stock Exchange each day on which common shares are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after regulatory transaction fees, if any, but before other expenses) and the compensation payable by us to the Agent. We will report at least monthly the number of shares sold through the Agent under the equity distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Agent in connection with the sales of our common shares.
We will pay the Agent a commission of up to 2% of the gross sales price per share sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the Agent for the reasonable and documented out-of-pocket fees and disbursements of counsel incurred by such Agent, not to exceed $112,500 through the commencement date of this offering, and thereafter not to exceed $20,000 per subsequent representation date (as described in the equity distribution agreement).
Settlement for sales of our common shares will occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
If we or the Agent have reason to believe that our common shares are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that party will promptly notify the other and sales of common shares pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.
The offering of our common shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common shares subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by us or by the Agent.
In connection with the sale of our common shares on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.
Clarksons Platou Securities Inc. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Clarksons Platou Securities AS is not a broker-dealer registered with the SEC and therefore may not make sales of any shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Clarksons Platou Securities AS intends to effect sales of the shares in the United States, it will do so only through its U.S. registered broker-dealer Clarksons Platou Securities, Inc. to the extent permitted by Rule 15a-6 of the Exchange Act.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to the sales agent, we expect to incur in connection with the issuance and distribution of the common shares covered by this prospectus supplement.
SEC filing fee	$4,364
FINRA filing fee	$11,750
Legal fees and expenses	$290,000
Accounting fees and expenses	$210,000
Printing costs	10,000
Total	$526,114

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York state law. The sales agent is being represented by Baker Botts L.L.P., Washington D.C., with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common shares offered in this offering, and certain legal matters as to Bermuda law, will be passed upon by MJM Limited.

EXPERTS
The consolidated financial statements as of December 31, 2020 and for each of the two years in the period ended December 31, 2020, incorporated in this prospectus supplement and accompanying prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements for the year ended December 31, 2018, incorporated in this prospectus supplement and accompanying prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the matters that alleviate previous substantial doubt about the Company’s ability to continue as a going concern as discussed in Note 1 (not included herein) to the consolidated financial statements appearing in Amendment No. 2 to the Company’s filing on Form F-1 filed with the Commission on July 26, 2019) of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to US domestic companies which file reports with the SEC, including rules requiring quarterly reports on Form 10-Q and reports on Form 8-K, reports, rules prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this prospectus supplement.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by this prospectus supplement.
We incorporate by reference the documents listed below:
•	the 2020 Annual Report;
•	our report on Form 6-K submitted to the SEC on June 15, 2021, in relation to our Unaudited Interim Financial Report for the three months ended March 31, 2021;
•	our reports on Form 6-K submitted to the SEC on June 24, 2021 and July 6, 2021.
•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on July 29, 2019 pursuant to Section 12 of the Exchange Act, including any amendment and report subsequently filed for the purpose of updating that description;

•
any future annual reports on Form 20-F filed with the SEC prior to the termination of the offering of the securities offered by this prospectus supplement or the expiration of our registration statement; and

•	any future reports on Form 6-K that we furnish to the SEC prior to termination of this offering that are identified in such reports as being incorporated by reference into this prospectus supplement.
These reports contain important information about us, our financial condition and our results of operations.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11 Bermuda
Tel: +1 (441) 737-0152
ATTENTION: INVESTOR RELATIONS

PROSPECTUS

BORR DRILLING LIMITED
$75,000,000
Common Shares
Preference Shares
Debt Securities
Warrants
Units
We may from time to time, in one or more offerings, offer and sell up: common shares, preference shares, debt securities; warrants to purchase common shares, preference shares, or debt securities; rights to purchase common shares, preference shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.
The aggregate offering price of the securities issued under this prospectus may not exceed $75,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. To the extent required, the names of any underwriters, dealers or agents involved in the sale of our securities and applicable commissions or discounts and any other required information with respect to any particular offering will be included in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the “Plan of Distribution” section contained in this prospectus and the applicable prospectus supplement.
Our common shares are listed on the New York Stock Exchange, or the NYSE, and on the Oslo Børs under the ticker symbol “BORR”. On March 18, 2021, the last reported sale price of our common shares on the NYSE was $1.1 and on the Oslo Børs was NOK10.07.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.
Investing in our securities involves risks. See the “Risk Factors” section contained in any prospectus supplement or under similar headings in any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 31, 2021

xxii

ABOUT THIS PROSPECTUS
Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process permitted under the Securities Act of 1933, or the Securities Act. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $75,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. Any supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in any applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on our website does not constitute part of this prospectus.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the U.S. Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this prospectus or any prospectus supplement.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2019, or the 2019 Annual Report;
•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on July 29, 2019 pursuant to Section 12 of the Exchange Act, including any amendment and report subsequently filed for the purpose of updating that description;

•	any future annual reports on Form 20-F filed with the SEC prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;
•
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on January 20, 2021 (Creditor Approval for Financing Plan), March 1, 2021 (Q4 2020 Results Presentation) and March 11, 2021 (quarterly report, consolidated financial statements and fleet status report); and

•	any future reports on Form 6-K that we furnish to the SEC prior to termination of this offering that are identified in such reports as being incorporated by reference in this prospectus.
Our 2019 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11
Bermuda
Tel: +1 (441) 737-0152

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus (including statements incorporated by reference herein) entitled “Risk Factors,” “Business Overview” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, liquidity requirements business strategy and financial needs. These forward-looking statements include statements about plans, objectives, goals, strategies, future events or performance, underlying assumptions, expected industry trends, including activity levels in the jack-up rig and oil industry, day rates, contract backlog, expected contracting and operation of our jack-up rigs and contract terms including expectations with respect to contracting available rigs including warm stacked rigs, expected industry trends including with respect to demand for and expected utilization of rigs, expectations as to the role of Borr Drilling in any industry consolidation, statements with respect to newbuilds, including expected delivery dates, entry into new drilling contracts and new tenders, including expected commencement date and duration of new contracts, statements with respect to our fleet and its expected capabilities and prospects, including plans regarding rig deployment, total contract backlog projections, contract terms, including indemnification, and potential cancellations or extensions; the strategy, outlook, growth prospects, operational and financial objectives, including any statements relating to expectations for financial results and performance for periods for which historical financial information is not available and statements as to expected growth, margin, and dividend policy; statements with respect to our joint venture entities, or JVs, including statements with respect to our Mexican JVs, including plans and strategy and expected payments from our JVs’ customers, the sale of and expected sale proceeds for rigs; our commitment to safety and the environment; growth prospects, competitive advantages and rig utilization, business strategy, including our growing industry footprint, strengthening of our drilling industry relationships; our aim to establish ourselves as the preferred provider in the industry, establishment of high-quality and cost-efficient operations and integrated services, including expected benefits of certain collaborations and of relationships with key suppliers; statements with respect to compliance with laws and regulations; statements as to industry trends, including the attractiveness of shallow water drilling, expected recovery of demand and oil price trends, the impact of the COVID-19 outbreak, our expected sources of liquidity and funding requirements, expected ability to generate cash from operations, or extend our liquidity runway, ability to attract additional capital, and ability to operate as a going concern, outlook regarding results of operations and factors affecting results of operations, statements with respect to our obligations under our financing arrangements, statements with respect to amendments to agreements with certain of our secured creditors and other statements relating to agreements and expected arrangements with creditors, and other non-historical statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. These assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control; we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or which could be implied by these forward-looking statements, including risks relating to our industry and business and liquidity, the risk of delays in payments to our Mexican JVs and consequent payments to us, the risk that our customers do not comply with their contractual obligations, including payment or approval of invoices for factoring, risks relating to industry conditions and tendering activity, risks relating to the agreements we have reached with lenders, risks relating to our liquidity, risks that the expected liquidity improvements do not materialize or are not sufficient to meet our liquidity requirements and other risks relating to our liquidity requirements, risks relating to cash flows from operations, the risk that we may be unable to raise necessary funds through issuance of additional debt or equity or sale of assets;

risks relating to our loan agreements and other debt instruments including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet our debt obligations and obligations under rig purchase contracts and our other obligations as they fall due and other risks described in our working capital statement, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern and other risks described in the “Risk Factors” section of our annual report on Form 20-F for 2019, future annual reports on Form 20-F and any other document that is, or may be, filed with the SEC that is incorporated by reference herein. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included or incorporated by reference in this prospectus or any prospectus supplement should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct drilling of oil and gas wells and workover operations for exploration and production customers. In connection with certain of our joint ventures, we also provide integrated services.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our 2019 Annual Report and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

RISK FACTORS
Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Risk Factors” in our 2019 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Risks associated with our business and an investment in our securities include, but are not limited to, the following:
•	The jack-up drilling market historically has been highly cyclical, with periods of low demand and/or over-supply that could result in adverse effects on our business.
•	We may not be able to renew contracts which expire and our customers may seek to cancel or renegotiate their contracts, particularly in response to unfavorable industry conditions.
•	Our total contract backlog may not be realized.
•
Our joint ventures for integrated well services business in Mexico may not make a profit, and we may receive cash calls from our joint ventures in order to fund working capital or capital expenditure outlays.

•	Future cash flows may be insufficient to meet obligations under the terms of our financing arrangements.
•
As a result of our significant cash flow needs, we may be required to raise funds through the issuance of additional debt or equity, and in the event of lost market access, may not be successful in doing so.

•	The offshore contract drilling industry is highly competitive, with periods of excess rig availability which reduce dayrates and could result in adverse effects on our business.
•	Public health threats could have an adverse effect on our operations and financial results.
•	Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.
•	The covenants in certain of our financing arrangements impose operating and financial restrictions on us.
•	Our financing arrangements are not necessarily reflective of those that may be in place from time to time.
•	The success of our business largely depends on the level of activity in the oil and gas industry, which can be significantly affected by volatile oil and natural gas prices.
•	Down-cycles in the jack-up drilling industry and other factors may affect the market value of our jack-up rigs and the newbuild rigs we have agreed to purchase.
•
Prevailing market conditions, including the supply of jack-up rigs worldwide, may affect our ability to obtain favorable contracts for our newbuild jack-up rigs or our jack-up rigs that do not have contracts.

•	We have a limited operating history and have experienced net losses since inception.
•	We rely on a limited number of customers, and we are exposed to the risk of default or material non-performance by customers.
•	We may be unable to integrate or deploy newbuild jack-up rigs into our active fleet.
•	Compliance with, and breach of, the complex laws and regulations governing international drilling activity and trade could be costly, expose us to liability and adversely affect our operations.
•	Climate change and the regulation of greenhouse gases could have a negative impact on our business.
•	Our drilling contracts contain fixed terms and dayrates, and consequently we may not fully recoup our costs in the event of a rise in expenses, including operating and maintenance costs.
•	We face risks in connection with delivery financing arrangements in place with shipyards.
•	The price of our common shares may fluctuate widely in the future, and you could lose all or part of your investment.

•
In connection with the audits of our consolidated financial statements, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

•
We have suffered, and may suffer in the future, losses through our investments in other companies in the offshore drilling and oilfield services industry, including debt and other securities issued by such companies.

•
We incur expenses, such as preparation costs, relocation costs, operating costs and maintenance costs, which we may not fully recoup from our customers, including where our jack-up rigs incur idle time between assignments.

•	We incur activation costs, and may incur cost-overruns, on our newbuild jack-up rigs, which we may not fully recoup from our customers or the shipyard, as applicable.
•	The limited availability of qualified personnel in the locations in which we operate may result in higher operating costs as the offshore drilling industry recovers.
•	Our information technology systems are subject to cybersecurity risks and threats.
•	Interest rate fluctuations could affect our earnings and cash flow.
•	Local content requirements may increase the cost of, or restrict our ability to, obtain needed supplies or hire experienced personnel, or may otherwise affect our operations.
•	We are subject to complex environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.
•	Future government regulations may adversely affect the offshore drilling industry.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES
We are an exempted company limited by shares incorporated in Bermuda and our corporate affairs are governed by our Memorandum of Association and Bye-Laws, the Companies Act and the common law of Bermuda.
As of the date of this prospectus, our authorized share capital is $14,500,000.00 divided into 290,000,000 common shares of $0.05 par value each, of which all are designated as common shares. All of our issued and outstanding Shares are fully paid.
As of the date of this prospectus, there are 274,436,351 common shares outstanding.
The following are summaries of material provisions of our Memorandum of Association and our Bye-Laws, as amended and restated, in effect as of the date of this prospectus insofar as they relate to the material terms of our common shares. Notwithstanding this, because it is a summary, it may not contain all of the information that you may otherwise deem important. For more complete information, you should read our current Memorandum of Association and Bye-Laws, which were incorporated by reference as an exhibit to our 2019 Annual Report. For information on how to obtain copies of our current Memorandum of Association and Bye-Laws, see “Where You Can Find More Information About Us.”
The following are summaries of material provisions of our Memorandum of Association and Bye-Laws, insofar as they relate to the material terms of our Shares.
Objects of Our Company
We were incorporated by registration under the Companies Act. Our business objects are unrestricted and we have all the powers of a natural person.
Common Shares Ownership
Our Memorandum of Association and Bye-Laws do not impose any limitations on the ownership rights of our shareholders. The Bermuda Monetary Authority has given a general permission for us to issue shares to non-residents of Bermuda and for the free transferability of our Shares among non-residents of Bermuda, for so long as our Shares are listed on an appointed stock exchange. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Dividends
As a Bermuda exempted company limited by shares, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment:
•	we will not be able to pay our liabilities as they fall due; or
•	the realizable value of our assets is less than our liabilities.
In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders will depend on our subsidiaries’ distributing to us their earnings and cash flow. Some of our loan agreements currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.
Voting Rights
Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Majority shareholders do not generally owe any duties to other shareholders to refrain from exercising all of the votes attached to their shares. There are no deadlines in the Companies Act relating to the time when votes must be exercised. However, our Bye-Laws provide that where a shareholder or a person representing a shareholder as a proxy wishes to attend and vote at a meeting of our shareholders, such shareholder or person must give us not less than 48 hours’ notice in writing of their intention to attend and vote.

The key powers of our shareholders include the power to alter the terms of our Memorandum of Association and to approve and thereby make effective any alterations to our Bye-Laws made by the directors. Dissenting shareholders holding 20% of our Shares may apply to the court to annul or vary an alteration to our Memorandum of Association. A majority vote against an alteration to our Bye-Laws made by the directors will prevent the alteration from becoming effective. Other key powers are to approve the alteration of our capital, including a reduction in share capital, to approve the removal of a director, to resolve that we will be wound up or discontinued from Bermuda to another jurisdiction or to enter into an amalgamation, merger or winding up. Under the Companies Act, all of the foregoing corporate actions require approval by an ordinary resolution (a simple majority of votes cast), except in the case of an amalgamation or merger transaction, which requires approval by 75% of the votes cast, unless our Bye-Laws provide otherwise, which our Bye-Laws do. Our Bye-Laws provide that our Board of Directors, or the Board, may, with the sanction of a resolution passed by a simple majority of votes cast at a general meeting with the necessary quorum for such meeting of two persons at least holding or representing 33.33% of our issued Shares (or the class of securities, where applicable), amalgamate or merge us with another company. In addition, our Bye-Laws confer express power on the Board to reduce the Company’s issued share capital selectively with the authority of an ordinary resolution of the shareholders.
The Companies Act provides that a company shall not be bound to take notice of any trust or other interest in its shares. There is a presumption that all the rights attaching to shares are held by, and are exercisable by, the registered holder, by virtue of being registered as a member of the company. Our relationship is with the registered holder of its shares. If the registered holder of the shares holds the shares for someone else (the beneficial owner), then the beneficial owner is entitled to the shares and may give instructions to the registered holder on how to vote the shares. The Companies Act provides that the registered holder may appoint more than one proxy to attend a shareholder meeting, and consequently where rights to shares are held in a chain the registered holder may appoint the beneficial owner as the registered holder’s proxy.
Meetings of Shareholders
The Companies Act provides that a company must have a general meeting of its shareholders in each calendar year unless that requirement is waived by resolution of the shareholders. Under our Bye-Laws, annual shareholder meetings will be held in accordance with the Companies Act at a time and place selected by the Board. Special general meetings may be called at any time at the discretion of the Board. In no event shall any annual shareholder meeting or special general meeting be held in Norway or the United Kingdom.
Annual shareholder meetings and special meetings must be called by not less than seven days’ prior written notice specifying the place, day and time of the meeting. The Board may fix any date as the record date for determining those shareholders eligible to receive notice of and to vote at the meeting.
The quorum at any annual or general meeting is equal to at least two shareholders, present in person or by proxy, and entitled to vote (whatever the number of shares held by them). The Companies Act specifically imposes special quorum requirements where the shareholders are being asked to approve the modification of rights attaching to a particular class of shares (33.33%) or an amalgamation or merger transaction (33.33%) unless in either case the relevant bye-laws provide otherwise.
The Companies Act provides shareholders holding 10% of a Company’s voting shares the ability to request that the Board of the relevant company shall convene a meeting of shareholders to consider any business which the shareholders wish to be discussed by the shareholders including (as noted below) the removal of any director. However, the shareholders are not permitted to pass any resolutions relating to the management of our business affairs unless there is a pre-existing provision in the relevant company’s bye-laws which confers such rights on the shareholders. Subject to compliance with the time limits prescribed by the Companies Act, shareholders holding 5% of the voting shares (or alternatively, 100 shareholders) may also require the directors to circulate a written statement not exceeding 1,000 words relating to any resolution or other matter proposed to be put before, or otherwise considered during, the annual general meeting of the company.
Election, Removal and Remuneration of Directors
The Companies Act provides that the directors shall be elected or appointed by the shareholders. A director may be elected by a simple majority vote of shareholders. A person holding more than 50% of the voting shares of the company will be able to elect all of the directors, and to prevent the election of any person whom such shareholder does not wish to be elected. There are no provisions for cumulative voting in the Companies Act or the Bye-Laws.

Further, our Bye-Laws do not contain any super-majority voting requirements relating to the appointment or election of directors. The appointment and removal of directors is covered by Bye-Laws 97, 98 and 99.
There are procedures for the removal of one or more of the directors by the shareholders before the expiration of his term of office. Shareholders holding 10% or more of our voting shares may require the Board to convene a shareholder meeting to consider a resolution for the removal of a director. At least 14 days’ written notice of a resolution to remove a director must be given to the director affected, and that director must be permitted to speak at the shareholder meeting at which the resolution for his removal is considered by the shareholders. Any vacancy created by such a removal may be filled at the meeting by the election of another person by the shareholders or in the absence of such election, by the Board.
The Companies Act stipulates that an undischarged bankruptcy of a director (in any country) shall prohibit that director from acting as a director, directly or indirectly, and taking part in or being concerned with the management of a company, except with leave of the court. Bye-Law 100 is more restrictive in that it stipulates that the office of a Director shall be vacated upon the happening of any of the following events:
•	If he resigns his office by notice in writing delivered to the registered office or tendered at a meeting of the Board;
•	If he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;
•	If he becomes bankrupt or compounds with his creditors;
•	If he is prohibited by law from being a Director; or
•	If he ceases to be a director by virtue of the Companies Act or is removed from office pursuant to our Bye-Laws.
Under our Bye-Laws, the minimum number of directors comprising the Board at any time shall be two. The Board currently consists of five directors. The minimum and maximum number of directors comprising the Board from time to time shall be determined by way of an ordinary resolution of our shareholders. The shareholders may, at the annual general meeting by ordinary resolution, determine that one or more vacancies in the Board be deemed casual vacancies. Our directors are not required to retire because of their age, and the directors are not required to be holders of our Shares to qualify for appointment. Directors serve for one year terms and serve until re-elected or until a successor is appointed at the next annual general meeting. The Board, so long as a quorum remains in office, shall have the power to fill such casual vacancies. Each director will hold office until the next annual general meeting or until his successor is appointed or elected.
Director Transactions
Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with our Company or in which our Company is otherwise interested. Our Bye-Laws provide that a director who has an interest in any transaction or arrangement with us and who has complied with the provisions of the Companies Act and with our Bye-Laws with regard to disclosure of such interest shall be taken into account in ascertaining whether a quorum is present, and will be entitled to vote in respect of any transaction or arrangement in which he is so interested.
Bye-Law 111 provides our Board the authority to exercise all of our powers to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. However, under the Companies Act, companies may not lend money to a director or to a person connected to a director who is deemed by the Companies Act to be a director (a “Connected Person”), or enter into any guarantee or provide any security in relation to any loan made to a director or a Connected Person without the prior approval of the shareholders of the company holding in aggregate 90% of the total voting rights in the company.
Our Bye-Laws provide that no director, alternate director, officer, person or member of a committee, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency of deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or other misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, person or committee member or resident representative (or in his reasonable belief that he is acting as any of the above). In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. We are authorized to purchase insurance to cover any liability the Company may incur under the indemnification provisions of our Bye-Laws. Each shareholder has agreed in Bye-Law 166 to waive to the fullest extent permitted by Bermuda law any claim or right of action he might have whether individually or derivatively in the name of the company against each indemnitee in respect of any action taken by such indemnitee or the failure by such indemnitee to take any action in the performance of his duties to us.
Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.
Redemption, Repurchase and Surrender of Shares
Subject to certain balance sheet restrictions, the Companies Act permits a company to purchase its own shares if it is able to do so without becoming cash flow insolvent as a result. The restrictions are that the par value of the share must be charged against the company’s issued share capital account or a company fund which is available for dividend or distribution or be paid for out of the proceeds of a fresh issue of shares. Any premium paid on the repurchase of shares must be charged to the company’s current share premium account or charged to a company fund which is available for dividend or distribution. The Companies Act does not impose any requirement that the directors shall make a general offer to all shareholders to purchase their shares pro rata to their respective shareholdings. Our Bye-Laws do not contain any specific rules regarding the procedures to be followed by us when purchasing our Shares, and consequently the primary source of our obligations to shareholders when we tender for our Shares will be the rules of the listing exchanges on which our Shares are listed. Our power to purchase our shares is covered by Bye-Laws 7, 8 and 9.
Issuance of Additional Shares
Bye-Law 3 confers on the directors the right to dispose of any number of unissued shares forming part of our authorized share capital without any requirement for shareholder approval.
Neither the Companies Act nor our Bye-Laws confer any pre-emptive, redemption, conversion or sinking fund rights attached to our common shares. Bye-Law 14 specifically provides that the issuance of more shares ranking pari passu with the shares in issue shall not constitute a variation of class rights, unless the rights attached to shares in issue state that the issuance of further shares shall constitute a variation of class rights.
Inspection of Books and Records
The Companies Act provides that a shareholder is entitled to inspect the register of shareholders and the register of directors and officers of the company. A shareholder is also entitled to inspect the minutes of the meetings of the shareholders of the company, and the annual financial statements of the company. Our Bye-Laws do not provide shareholders with any additional rights to information, and our Bye-Laws do not confer any general or specific rights on shareholders to inspect our books and records.

DESCRIPTION OF PREFERENCE SHARES
General
The following summary of terms of preference shares is not complete as we currently do not have any preference shares. You should refer to the provisions of our Memorandum of Association and Bye-Laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preference shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Our Bye-Laws allow the Board, subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preference shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.
Issuances of preference shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of the preference shares established by our Board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the issued and outstanding common shares.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to that series of preference shares.
The Board, in approving the issuance of a series of preference shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;
•
the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the Board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency
If the purchase price of any preference share is payable in a currency other than U.S. dollars, the specific terms with respect to such preference share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under the indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Borr Drilling Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
Unless otherwise specified in a prospectus supplement, the indenture does not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indenture, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method;
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the guarantors, if any, of the debt securities of the series;
•	whether the debt securities of such series are to be secured and the terms od such security;
•	any restriction or condition on the transferability of the debt securities of such series;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•
any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indenture, as amended or supplemented;
•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.
Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occur, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
•	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy;
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In the event that one of the aforementioned events occurs, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
The indenture does not limit the issuance of additional senior indebtedness.
Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indenture with respect to each series of debt securities:
•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of Borr Drilling Limited; or
•	any other event of default provided with respect to securities of that series.
Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.
The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture requires the consent of each holder of debt securities that would be affected by any modification which would:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;
•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•
except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.
The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The indenture and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
The trustee or trustees under the indenture will be named in any applicable prospectus supplement.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Bermuda law and our Memorandum of Association.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue warrants that entitle the holder to purchase our debt securities, common shares, preference shares, depositary shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares, debt securities, depositary shares or any combination thereof, and the warrants may be attached to or separate from such securities.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares, preference shares, or depositary shares, the number of shares of common shares, preference shares or depositary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares, preference shares or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Modification of the Warrant Agreement
The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common shares, preference shares, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the securityholders entitled to the rights distribution;
•
the aggregate number of rights issued and the aggregate number of shares of common shares, preference shares, or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common shares, preference shares, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:
•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a combination of any of these methods of sale; or
•	through any other method permitted pursuant to applicable law.
When required, we will set forth in a free writing prospectus or prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents, dealers or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.
If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a free writing prospectus or prospectus supplement naming the underwriter and the nature of any such relationship.
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We may also sell securities directly to one or more purchasers without using underwriters or agents.
We will pay all fees and expenses in connection with the registration of the common shares.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our 2019 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and our Memorandum of Association and Bye-Laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. We were incorporated in Bermuda in order to run the business and enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in Bermuda. These disadvantages include a less developed body of Bermuda securities laws that provide significantly less protection to investors as compared to the laws of other jurisdictions, such as the United States or any state, and the potential lack of standing by Bermuda companies to sue before the federal courts of the United States.
Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or of any state of the United States.
We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the laws of the United States. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the common shares offered in this offering and legal matters as to Bermuda law will be passed upon for us by MJM Limited.

EXPERTS
The consolidated financial statements as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2018 and for the each of the two years in the period ended December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the matters that alleviate previous substantial doubt about the Company’s ability to continue as a going concern as discussed in Note 1 (not included herein) to the consolidated financial statements appearing in Amendment No. 2 to the Company’s filing on Form F-1 filed with the Commission on July 26, 2019) of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $40,000,000 of
Common Shares
Borr Drilling Limited
PROSPECTUS SUPPLEMENT
Clarksons Platou Securities
July 6, 2021